SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934



(  )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(x )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12



                         Community Capital Corporation
                (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(X )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

( ) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 20, 1996



         Notice is hereby given that the Annual Meeting of Shareholders of Community Capital Corporation will be held in the Board Room of Greenwood Bank & Trust at 109 Montague Avenue, Greenwood, South Carolina on Monday, May 20, 1996, at 4:00 p.m., for the following purposes:

         (1)      To elect eight members to the Board of Directors;

         (2) To ratify the adoption of an amendment to the Company's Incentive Stock Option and Nonstatutory Stock Option Plan
                  (1993);

         (3) To ratify the appointment of Tourville, Simpson & Henderson, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1996; and

         (4) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders whose names appeared of record on the books of the Company on April 15, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

         You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed proxy in the enclosed, self-addressed, stamped envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked at any time before it is exercised.

                               By Order of the Board of Directors


                               William G. Stevens
                               President and Chief Executive Officer


                               Charles J. Rogers
                               Chairman of the Board

Greenwood, South Carolina
April 23, 1996

                          COMMUNITY CAPITAL CORPORATION
                               109 Montague Avenue
                         Greenwood, South Carolina 29646


                                 PROXY STATEMENT


General

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Community Capital Corporation (the "Company") to be used in voting at the Annual Meeting of Shareholders of the Company to be held in the Board Room of Greenwood Bank & Trust (the "Greenwood Bank") at 109 Montague Avenue, Greenwood, South Carolina, on Monday, May 20, 1996, at 4:00 p.m., and at any adjournment thereof. The purposes of the Annual Meeting are (a) to elect eight directors for terms varying from one to three years, (b) to ratify the adoption of an amendment to the Company's Incentive Stock Option and Nonstatutory Stock Option Plan (1993), (c) to ratify the appointment of Tourville, Simpson & Henderson, Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 1996, and (d) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 23, 1996.

         Any shareholder who executes the form of proxy referred to in this Proxy Statement may revoke it at any time before it is exercised. The proxy may be revoked by either giving written notice to the Secretary of the Company of such revocation, or by executing and delivering to the Secretary of the Company a proxy bearing a later date. The voting of such proxy will be suspended if the person executing the proxy attends the Annual Meeting and elects to vote in person. Whether or not you plan to attend, you are urged to sign and return the enclosed proxy.

         The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies personally or by mail, telephone or telegram. No compensation will be paid for such solicitations. In addition, the Company may request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward the Company's proxy solicitation materials to the beneficial owners of the Company's common stock, $1.00 par value (the "Common Stock"), held of record by such entities, and the Company will reimburse their reasonable forwarding expenses.

Voting Securities Outstanding

         The Board of Directors has fixed April 15, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournments thereof. As of the Record Date, there were 1,160,227 issued and outstanding shares of the Common Stock held of record by approximately 1,338 shareholders. All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting and there are no other outstanding shares of capital stock of the Company eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company's Articles of Incorporation. Consequently, each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

         The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or any adjournment thereof. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegraph. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

Security Ownership Of Management

         The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock of the Company as of the Record Date. Information is presented for (i) each director and executive officer of the Company, individually, and (ii) all directors and executive officers of the Company, as a group. As of the Record Date, other than as reflected in the following table, the Company did not know of any shareholder who was the beneficial owner of five percent or more of the Common Stock. Except as otherwise specified in the notes to the following table, each of the shareholders named in the table has indicated to the Company that such shareholder has sole voting and investment power with respect to all shares of Common Stock beneficially owned by that shareholder.




                                                                          Number of Shares
                                                                            Beneficially
Name                                                                          Owned (1)         Percentage (1)
- ----------------------------                                              ----------------      -------------
George B. Park............................................................      64,196 (2)             5.43%

William G. Stevens........................................................      51,646 (3)             4.30

David P. Allred...........................................................      50,714 (4)             4.29

Charles J. Rogers.........................................................      48,894 (5)             4.15

John W. Drummond..........................................................      36,826 (6)             3.13

Lex D. Walters............................................................      36,217 (7)             3.08

Wayne Q. Justesen, Jr..................................................         30,434 (8)             2.59

Joseph H. Patrick, Jr.....................................................      30,289 (9)             2.58

H. Edward Munnerlyn.......................................................      29,156(10)             2.48

Thomas C. Lynch, Jr.......................................................      22,399(11)             1.93

Donna W. Robinson.........................................................      20,181(12)             1.72

James H. Stark............................................................      15,418(13)             1.31

Patricia C. Edmonds.......................................................      14,955(14)             1.28

Thomas E. Skelton.........................................................      12,600(15)             1.09

Robert C. Coleman.........................................................      11,354(16)              *

George D. Rodgers.........................................................       4,216(17)              *


All directors and executive officers
   as a group (16 persons)................................................     479,495                34.61

*        Amount represents less than 1.0%.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options currently exercisable or convertible, or exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage ownership is based on 1,160,227 shares outstanding on the Record Date.

(2) Includes 23,152 shares issuable pursuant to currently exercisable stock options. The address of Mr. Park is 2860 Cokesbury Road, Greenwood, South Carolina.

(3) Includes 40,075 shares issuable pursuant to current exercisable stock options, 8,443 shares held by Mr. Steven's wife, and 346 shares held by Mr. Steven's wife as custodian for Mr. Steven's daughter.

(4) Includes 4,410 shares held by Dr. Allred's wife and 23,152 shares issuable pursuant to currently exercisable stock options.

(5) Includes an aggregate of 3,854 shares held by Mr. Rogers for his grandchildren and 17,363 shares issuable pursuant to currently exercisable stock options.

(6) Includes 17,363 shares issuable pursuant to currently exercisable stock options.

(7) Includes 441 shares held by Mr. Walter's wife and 17,363 shares issuable pursuant to currently exercisable stock options.

(8) Includes an aggregate of 662 shares held by Mr. Justesen's wife as custodian for each of Mr. Justesen's three sons, 288 shares held by Mr. Justesen's wife, 231 shares held as an IRA for Mr. Justesen's wife and 14,470 shares issuable pursuant to currently exercisable stock options.

(9) Includes 11,865 shares held jointly with Mr. Patrick's wife, an aggregate of 230 shares held by Mr. Patrick's wife as custodian for two of Mr. Patrick's sons, 1,122 shares held as an IRA for Mr. Patrick's wife and 14,470 shares issuable pursuant to currently exercisable stock options.

(10) Includes 31 shares held by Mr. Munnerlyn's wife, 31 shares held by Mr. Munnerlyn's son and 14,470 shares issuable pursuant to currently exercisable stock options.

(11)     All shares owned jointly with Mr. Lynch's wife.

(12) Includes 21 shares held by Ms. Robinson for her granddaughter and 15,750 shares issuable pursuant to currently exercisable stock options.

(13) Includes 14,605 shares issuable pursuant to currently exercisable stock options.

(14) Includes 5,787 shares held jointly with Ms. Edmonds' husband and 5,787 shares issuable pursuant to currently exercisable stock options.

(15)     Includes 2,100 shares held jointly with Mr. Skelton's wife.

(16) Includes 2,314 shares held jointly with Mr. Coleman's two children and 7,234 shares issuable pursuant to currently exercisable stock options.

(17) Includes 175 shares in an IRA for Mr. Rodgers' wife and 26 shares held by Mr. Rodgers' daughter.

         Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires the Company's directors and officers to file reports of holdings and transactions in the Company's securities with the Securities and Exchange Commission (the "SEC"). On the basis of Company records and other information, the Company believes that all SEC filing requirements under Section 16(a) of the Act applicable to its officers and directors with respect to the Company's fiscal year ended December 31, 1995 were complied with, except that Forms 4 were inadvertently filed late by each of Mr. Coleman, Mr. Drummond, Ms. Edmonds, Mr. Justesen, Mr. Munnerlyn, Mr. Park, Mr. Rogers, Mr. Stevens and Mr. Walters with respect to a purchase of Common Stock by each of such persons in the Company's 1995 public offering of Common Stock.

Executive Officers

         The following individuals constitute the executive officers of the Company.

Name                        Position(s) Currently Held With the Company and the Greenwood Bank
William G. Stevens          President and Chief Executive Officer of the Company and the Greenwood Bank

James H. Stark              Chief Financial Officer of the Company and Senior Vice President and Cashier of
                               the Greenwood Bank.  Mr. Stark has held such position with the Company for over five years.


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS


         Eight directors are to be elected at the Annual Meeting. The Company's Articles of Incorporation provide for a classified Board of Directors which at the date of the Annual Meeting will consist of fifteen directorships divided into three classes of five directorships, with one class of directorships expiring at the Annual Meetings in each of 1996, 1997 and 1998.

         In connection with the organization on June 12, 1995 of Clemson Bank & Trust, a South Carolina state bank and wholly-owned subsidiary of the Company (the "Clemson Bank"), the Board of Directors of the Company was expanded from thirteen to sixteen members, and the then existing Board of Directors of the Company appointed the following four individuals to fill the three newly-created vacancies and the vacancy that existed as a result of a director's resignation in 1994: Donna W. Robinson, Thomas C. Lynch, Jr., George D. Rodgers and Thomas
E. Skelton. In April 1996, the Board of Directors reduced the size of the Board from sixteen to fifteen directorships by eliminating the vacancy that existed as a result of the resignation of Thomas D. Wingard in 1995. A total of eight directorships will expire on the date of the forthcoming Annual Meeting, including the four appointed directorships referenced above.

         The Nominating Committee of the Board of Directors has nominated the eight nominees listed below for election to the Board of Directors. In order to comply with the statutory requirement that, as near as possible, an equal number of directors exist in each class of directors, five individuals are being nominated to serve from the date of their election at the Annual Meeting until the 1999 Annual Meeting of Shareholders, one individual is being nominated to serve from the date of her election at the Annual Meeting until the 1998 Annual Meeting of Shareholders, and two individuals are being nominated to serve from the date of their election at the Annual Meeting until the 1997 Annual Meeting of Shareholders, and all until their respective successors shall have been elected and qualified. In accordance with the Bylaws of the Company, those nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) at the Annual Meeting will be elected to the Board of Directors. Cumulative voting in the election of directors is not permitted by the Company's Articles of Incorporation.

         The persons named in the accompanying proxy have been designated by the Board of Directors and, unless authority is specifically withheld, they intend to vote for the election of the eight nominees listed below. A shareholder executing the enclosed proxy may vote for all or any of the nominees or may withhold such vote from any or all nominees. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such shareholder's specifications. Although it is not contemplated that any of the nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy will have the authority to vote for the election of other persons in accordance with their best judgment.

         THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.

         Set forth below is the age and certain other biographical information with respect to each of the eight nominees for election as directors at the forthcoming Annual Meeting and with respect to each of the directors whose terms will continue beyond the Annual Meeting. All of the nominees are currently members of the Board of Directors, and all of the current directors except Donna
W. Robinson, Thomas C. Lynch, Jr., George D. Rodgers and Thomas E. Skelton have served as directors of the Company since its inception.

Nominees for Directors Whose Terms Expire in 1999:

         Patricia C. Edmonds, 41, has served as Secretary of the Company since 1988. She has served as the Executive Director of the Upper Savannah Council of Governments since March 1989 and served as its Assistant Director from August 1984 to March 1989.

         Thomas C. Lynch, Jr., 60, has served as a pharmacist and as President of Lynch Drug Company, a retail pharmacy in Clemson, South Carolina, since 1963. Mr. Lynch has served as a director of the Company since June 1995.

         H. Edward Munnerlyn, 52, has served as President and owner of Munnerlyn & Company, a corporate apparel and uniforms company, since January 1989. Prior to 1989 he was employed by Greenwood Mills, Inc. ("GMI"), a textile manufacturer, for nineteen years and was Executive Vice President of GMI when he left GMI in 1988.

         Joseph H. Patrick, Jr., 52, has served as President and principal shareholder of Southern Resources, Inc. since January 1996. Prior to 1996, he served as President and co-owner of Southern Brick Company for eleven years.

         Lex D. Walters, 58, has served as President of Piedmont Technical College since 1968.

Nominee for Director Whose Term Expires in 1998:

         Donna W. Robinson, 48, has served as President and Chief Executive Officer of the Clemson Bank and as a director of the Company since June 1995. From September 1994 to June 1995 she was employed by the Company primarily to assist in matters relating to the organization of the Clemson Bank. Prior to that time, she served as a Vice President of Wachovia Bank of South Carolina and had been employed by such bank or its predecessor banks since 1973.

Nominees for Directors Whose Terms Expire in 1997:

         George D. Rodgers, 52, has served as President and owner of Palmetto Insurance Agency, Inc. in Clemson, South Carolina since 1985. Mr. Rodgers has served as a director of the Company since June 1995.

         Thomas E. Skelton, 65, has served as Interim Dean of the College of Forestry and Life Sciences at Clemson University since 1969. He has served as General Partner of SVT Properties for fifteen years. Mr. Skelton has served as a director of the Company since June 1995.

Continuing Directors Whose Terms Expire in 1998:

         David P. Allred, 56, is a medical doctor who has been in private practice in Saluda, North Carolina since April 1994 and was in private practice in Beaufort, South Carolina from August 1990 to March 1994. From September 1988 to July 1990, he was employed by the Medical University of South Carolina. From August 1971 through August 1988, he was in private medical practice in Greenwood, South Carolina.

         Robert C. Coleman, 50, has owned and has served as President of Coleman Realty Company since 1976.

         Wayne Q. Justesen, Jr., 50, has been employed by GMI since 1978 and has served as Secretary and General Counsel of GMI since 1983.

         William G. Stevens, 51, has served as President and Chief Executive Officer of the Company since April 1988 and of the Greenwood Bank since January 1989. He was employed by NCNB National Bank of South Carolina (formerly Bankers Trust) for eighteen years prior to 1987.

Continuing Directors Whose Terms Expire in 1997:

         John S. Drummond, 76, has owned and operated Drummond Oil Company since 1960 and has served as a member of the South Carolina Senate since 1965.

         George B. Park, 45, has served as President and Chief Executive Officer of Otis S. Twilley Seed Company, Inc., a mail order seed company, since August 1993 and as President and owner of GeoSeed, a seed distribution company, since April 1993. He served as a Managing Director of K. Sahin Zaden, B.V., a flower seed breeding and production company from July 1989 to August 1992 and was co-owner, Vice President and Corporate Secretary of George W. Park Seed Company for ten years prior to 1989.

         Charles J. Rogers, 63, has served as Chairman of the Board of Directors of the Company since 1989 and as President of The Organizational Paths Company, a consulting firm for organizational strategies, since July 1993. Mr. Rogers served as plant manager of the Greenwood Plant of the Monsanto Chemical Company from 1982 until June 1993.

Board Meetings and Committees

         The Board of Directors of the Company had a total of twelve regular meetings and four special meetings during 1995. No director attended fewer than 75% of the total of such Board meetings and the meetings of the committees upon which the director served. Among the standing committees established by the Board of Directors are an Audit Committee, a Personnel Committee and a Nominating Committee.

         The Audit Committee consists of Messrs. Justesen, Munnerlyn, Park and Walters. This Committee recommends to the Board of Directors the engagement of the independent auditors for the Company, determines the scope of the auditing of the books and accounts of the Company, reviews the reports submitted by the auditors, examines procedures employed in connection with the Company's internal control structure, undertakes certain other activities related to the fiscal affairs of the Company and makes recommendations to the Board of Directors as may be appropriate. This Committee met ten times during 1995.

         The Personnel Committee consists of Messrs. Allred, Coleman, Drummond and Park. This Committee monitors the Company's executive compensation plan, practice and policies, including all salaries, bonus awards and fringe benefits, and makes recommendations to the Board of Directors with respect to changes in existing executive compensation plans and the formation and adoption of new executive compensation plans. This Committee met twelve times during 1995.

         The Nominating Committee consists of all of the current directors other than the eight directors whose terms expire at the Annual Meeting. This Committee designates on behalf of the Board of Directors candidates for the directors of the class be elected at the next annual meeting of shareholders. The Nominating Committee will consider any nominee considered by the shareholders, provided the nomination is made in writing and is received by the Secretary of the Company no later than thirty days prior to the Annual Meeting, unless the Company notifies the shareholders otherwise. This Committee met one time during 1995.

                             MANAGEMENT COMPENSATION


Compensation of Officers

         The following table summarizes the compensation earned by the Company's President and Chief Executive Officer for all services provided to the Company and the Greenwood Bank during 1995 and during each of the two prior fiscal years. No other executive officer of the Company, the Greenwood Bank or the Clemson Bank earned compensation in excess of $100,000 for services provided to the Company, the Greenwood Bank or the Clemson Bank in any of the three fiscal years reflected below.


                                             Summary Compensation Table

                                                                                   Long-Term
                                              Annual Compensation             Compensation Awards
                                       ---------------------------------     ----------------------
                                                                             Shares of Common Stock       All Other
Name and Principal Positions            Year      Salary        Bonus          Underlying Options       Compensation
- ----------------------------------
                                       ------    --------    -----------     ----------------------     -------------
William G. Stevens                      1995     $115,162      $12,622                -0-                      $4,239
  President and Chief Executive Officer 1994      109,047       19,256                -0-                       3,573
  the Company and the Greenwood Bank    1993      102,887        6,827               11,135                     2,509



         Amounts included under the heading "Salary" for 1995, 1994 and 1993 include aggregate director compensation of $6,420, $6,343 and $4,874, respectively. Amounts included under the heading "All Other Compensation" for 1995 include (i) $955 of premiums for life insurance provided by the Company for the benefit of Mr. Stevens, and (ii) $3,284 in Company contributions to the Company's 401(k) plan for the account of Mr. Stevens. The share amount under the heading "Long-Term Compensation Awards" has been adjusted to reflect the impact of stock dividends in 1994 and 1995.


Fiscal Year-End Option Values

         The following table sets forth certain information with respect to the unexercised Common Stock purchase options held at December 31, 1995 by the Company's Chief Executive Officer. No options were exercised by the Chief Executive Officer in 1995.


                                          December 31, 1995 Option Value

                                                                                                    Value of Unexercised
                                                                                                        In-the-Money
                                                       Number of Securities Underlying                     Options
                                                       Unexercised Options at 12/31/95                    at   12/31/95

Name                                                    Exercisable         Unexercisable      Exercisable         Unexercisable
William G. Stevens                                     40,075(1)               -0-            $157,495 (2)           $ -0-

- ---------------------

(1) Amount represents shares of Common Stock, as adjusted for the payment in July 1995 of a 5% Common Stock dividend to all shareholders.

(2) There is currently no established or other active trading market for the Common Stock. The value amount in the table has been calculated on the basis of an assumed fair market value of $13.00 per share of Common Stock at December 31, 1995 which was determined by the Company's Board of Directors and represents its good faith best estimate of the market price based on its knowledge of recent trading in the Common Stock. The average exercise price of the options at December 31, 1995 was $9.07 per share of Common Stock, which exercise price represents an adjustment from the original $10.00 per share exercise price as a consequence of Common Stock dividends paid since the grant of the applicable options.

Compensation of Directors

         Directors of the Company each receive $100 per month for their services as directors. Directors of the Greenwood Bank are each paid a fee of $200 per month for their services as directors of the Greenwood Bank, plus a fee of $50 for attending each regular and each special meeting of the Board of Directors of the Greenwood Bank and each meeting of any committee of the Board of Directors of the Greenwood Bank. The President of the Greenwood Bank is the only director of the Greenwood Bank who is not paid a fee of $50 for attending special meetings of the Board of Directors of the Greenwood Bank or meetings of any of its committees. In addition, directors of the Greenwood Bank are eligible to receive certain additional incentive compensation. See "Management Incentive Compensation Plans." All directors of the Greenwood Bank and the Clemson Bank are reimbursed by their respective Bank for all out-of-pocket expenses reasonably incurred by them in the discharge of their duties as directors, including out-of-pocket expenses incurred in attending meetings of the Board of Directors and committees of their respective Boards of Directors.

Executive Supplemental Compensation Plan

         During 1993, the Boards of Directors of the Greenwood Bank and the Company adopted the Executive Supplemental Compensation Plan (the "Executive Plan") pursuant to which the Chief Executive Officer and certain other executive officers of the Greenwood Bank are provided with certain salary continuation benefits upon their respective retirements. The Executive Plan also provides for benefits in the event of early retirement or death. In the event of a substantial change in control of the Company (generally defined as the acquisition of a 20% or greater ownership interest in the Greenwood Bank or the Company), the participants in the Executive Plan become fully vested in their respective death benefits and all amounts credited toward their respective retirement benefit accounts. The Executive Plan is designed to provide participating employees (or the participant's beneficiary, as applicable) with both a pre-retirement death benefit based on a percentage of the employee's current compensation and a post-retirement annuity benefit designed to provide the employee with a certain percentage of the employee's final average income at retirement age. The Executive Plan requires that the participating employees be employed by the Greenwood Bank at the earlier of death or retirement in order for the participant or the participant's beneficiary to be eligible to receive benefits under the Executive Plan. While the employee is receiving benefits under the Executive Plan, the Executive Plan prohibits the employee from competing with the Greenwood Bank and requires the employee to be available for consulting work for the Greenwood Bank. The Executive Plan is an unfunded plan, although the Company and the Greenwood Bank have the right to acquire investments to indirectly provide funding of the benefits payable under the Executive Plan. Life insurance policies have been purchased by the Greenwood Bank to offset a portion of the liabilities associated with the obligation to pay death and retirement benefits under the Executive Plan. As of April 1, 1996, William G. Stevens, the Company's and the Greenwood Bank's Chief Executive Officer, and James H. Stark, T. Terry Adkins, and S. Hazel Hughes, Senior Vice Presidents of the Greenwood Bank, were covered under the Executive Plan.

Management Incentive Compensation Plans

         During 1993, the Board of Directors of the Greenwood Bank designed and implemented two incentive compensation plans designed to provide incentive compensation to selected members of the Greenwood Bank management and to all members of the Board of Directors of the Greenwood Bank. A separate plan covers the executives as a group and the directors as a group. Each of the two plans establishes certain annual target goals of returns on assets for the Greenwood Bank and allocates compensation to participants in such plan based on the level of return on assets reached by the Greenwood Bank during the year. Target levels of return on assets are determined by the Board of Directors of the Greenwood Bank on an annual basis.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management

         Each of the Greenwood Bank and the Clemson Bank, in the ordinary course of its business, makes loans to and has other transactions with directors, officers, principal shareholders of the Company and their associates ("Affiliated Persons"). All loans, other extensions of credit and other transactions between Affiliated Persons and any of the Greenwood Bank, the Clemson Bank or the Company are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and do not involve more than the normal risk of collectibility or present other unfavorable features. The Greenwood Bank and the Clemson Bank expect to continue to enter into transactions in the ordinary course of business on similar terms with such Affiliated Persons. The aggregate dollar amounts of such loans outstanding to Affiliated Persons of the Greenwood Bank and the Clemson Bank were approximately $2,341,253 and $534,297, respectively, at December 31, 1995.

Lease of Bank Branch

         In connection with the establishment by the Greenwood Bank of a new branch in Ninety Six, South Carolina, the Company has executed a five-year lease (the "Lease") from John W. Drummond for approximately two-thirds of an acre of land at Church and West Main Streets in Ninety Six. Mr. Drummond is a principal shareholder of the Company and is a director of the Company and of the Greenwood Bank. The Lease expires on July 31, 1999 and provides for escalating annual rental payments of $4,800, $6,000, $7,200, $9,600 and $10,000 in years one, two, three, four and five, respectively, of the Lease. The Company is responsible for all taxes, fees, utilities, maintenance and insurance costs relating to the leased premises. During the term of the Lease, the Company is also obligated to erect and maintain a portable building on the leased premises which the Company is obligated to remove upon the expiration or earlier termination of the Lease. The Lease grants the Company during the term of the Lease the option to purchase the leased premises for $90,000, such purchase price being based upon an independent appraisal of such property conducted as of July 20, 1994. The Company believes that the terms of the Lease are no more or less favorable to the Company than those that would be obtainable through arms' length negotiations with unrelated third parties for similar property. The leased premises are being subleased from the Company to the Greenwood Bank for its branch operations in Ninety Six.

Bank Development Agreement

         In December 1994, the Company and the organizers (the "Organizers") of the Clemson Bank entered into a Bank Development Agreement (the "Development Agreement") that allocated to the Organizers substantially all of the responsibilities relating to the development of the Clemson Bank as a wholly-owned subsidiary of the Company, other than certain oversight responsibilities of the Company of various legal and accounting aspects, including state and federal regulatory matters, relating to the organization of the Clemson Bank. The Clemson Bank was organized on June 12, 1995. The Company and the Organizers believe that the leading role being taken by the Organizers in the development of the Clemson Bank was necessary to demonstrate to both the Company and the Clemson community the level of local interest in having the Clemson Bank organized. The Organizers received no compensation for any liabilities or responsibilities they assumed under the Development Agreement.

         Cost Allocations. Under the Development Agreement, all costs (other than legal and accounting costs) incurred by any party in connection with the formation of the Clemson Bank, including real estate, construction, upfitting, equipment and furnishings costs, third-party bank consulting fees and regulatory filing fees, were the responsibility of the Organizers. Donna W. Robinson, an officer of the Company, became the President of the Clemson Bank concurrently with the commencement of its operations. Prior to Ms. Robinson assuming such duties, the Organizers also agreed to reimburse to the Company sixty percent of the cost to the Company of Ms. Robinson's salary under her employment agreement with the Company (representing an annual reimbursement obligation of up to approximately $45,000). To fund their share of the costs under the Development Agreement, the Organizers obtained a line of credit from the Greenwood Bank (the "Line of Credit"). See "Organizers' Line of Credit." Under the Development Agreement, the obligations under the Line of Credit were satisfied from the proceeds used by the Company in the capitalization of the Clemson Bank.

         Management. The Development Agreement designated the composition of the executive officers of the Clemson Bank and provided that the initial Board of Directors of the Clemson Bank be composed of the Organizers and William G. Stevens (or another director of officer of the Company designated by Mr. Stevens). In addition, the following persons were appointed to the Board of Directors of the Company: Donna W. Robinson, Thomas C. Lynch, Jr., George D. Rodgers and Thomas E. Skelton.

         Other Provisions. In accordance with the Bank Development Agreement, upon the incorporation and capitalization of the Clemson Bank, the Organizers conveyed to the Clemson Bank all real estate and leasehold interests held or acquired by the Organizers in connection with the development and organization of the Clemson Bank.

Organizers' Line of Credit

         In order to fund various costs and expenses associated with the development and organization of the Clemson Bank, the Organizers obtained from the Greenwood Bank a $350,000 Line of Credit bearing an annual interest rate of prime plus one percent. In accordance with the Bank Development Agreement, upon the incorporation and capitalization of the Clemson Bank, the Line of Credit was satisfied. See "Bank Development Agreement." The Company believes that the terms of the Line of Credit were no more or less favorable to the Greenwood Bank than those that would be obtainable through arms' length negotiations with unrelated third parties for similar services.

                                  PROPOSAL TWO

            RATIFICATION OF ADOPTION OF AN AMENDMENT TO THE COMPANY'S INCENTIVE STOCK OPTION AND NONSTATUTORY STOCK OPTION PLAN (1993)

         General. On April 15, 1996, the Board of Directors approved an amendment (the "Amendment") to the Company's Incentive Stock Option and Nonstatutory Stock Option Plan (1993) (the "Stock Plan"), subject to approval of the Amendment by the shareholders at the Annual Meeting. The Amendment increases the number of shares of Common Stock that may be issued under the Stock Plan from 262,500 shares to 500,000. The increase in such number of issuable shares is expected to be sufficient for the remainder of the term of the Stock Plan, thereby removing the need for any future shareholder approval of the number of shares issuable under the Stock Plan. The Board of Directors approved the Amendment to be effective April 15, 1996. The approval of the Amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies at the Annual Meeting. Abstentions and shares held in street name voted as to any matter at the Annual Meeting will be included in determining the number of votes present or represented at the Annual Meeting. If the Amendment is not approved by the shareholders, the Stock Plan will remain in effect without the Amendment.

         The following discussion of the Stock Plan, as amended by the proposed Amendment, is qualified in its entirety by reference to the Stock Plan. The Company will provide promptly, upon request and without charge, a copy of the full text of the Stock Plan to each shareholder to whom a copy of this Proxy Statement is delivered. Requests should be directed to Mr. James H. Stark, Chief Financial Officer, Community Capital Corporation, 109 Montague Avenue, Greenwood, South Carolina 29648, (803) 941-8200.

         Purpose. The Stock Plan was approved by the shareholders of the Company at the Company's 1994 Annual Meeting of Shareholders. The Stock Plan provides for the grant of statutory or incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), as well as nonstatutory stock options and stock appreciation rights ("SARs"). The Stock Plan is intended to provide the Company maximum flexibility to meet the evolving needs of the Company and its subsidiaries in providing stock- based compensation to executive officers and directors in order to align more closely the interests of corporate management with those of shareholders. The Stock Plan is also expected to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain key officers and directors by furnishing additional incentives whereby such present and future executive officers, key employees and directors may be encouraged to acquire, or to increase their acquisition of, Common Stock, thus maintaining their personal and proprietary interests in the Company's continued success and progress.

         Administration and Operation. The Board of Directors has established the Stock Option Plan Committee (the "Committee") to oversee and carry out the provisions of the Stock Plan, and to assume such other duties as are contemplated for such Committee under the terms of the Stock Plan. The Board of Directors has appointed each of the members of the Personnel Committee of the Board of Directors to serve as members of the Committee. The Committee is responsible to the Board of Directors for the operation of the Stock Plan, and makes recommendations to the Board of Directors with respect to participation in the Stock Plan by employees and directors of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Stock Plan by the Committee is final, unless otherwise determined by the Board.

         All awards made under the Stock Plan are evidenced by written agreements between the Company and the participant. The Board of Directors, in its discretion, may prescribe that a participant's rights in an award under the Stock Plan shall be conditioned upon the requirement that the participant continue employment with the Company or the Company's subsidiaries for a specified period and agree not to compete with the Company or the Company's subsidiaries for a specified period and/or within a specific geographical area.

         As amended by the proposed Amendment, a maximum of 500,000 shares of Common Stock may be issued pursuant to awards granted under the Stock Plan, and the Board of Directors has reserved 500,000 shares for this purpose. The number of shares reserved for issuance under the Stock Plan shall be adjusted in the event of an adjustment in the capital stock structure of the Company affecting the Common Stock (due to a merger, share exchange, stock split, stock dividend, combination, recapitalization or similar event), and the Committee is authorized to adjust awards in the terms of the Stock Plan in the event of a change in the capital stock in order to prevent dilution or enlargement of awards under the Stock Plan.

         Eligibility. Each employee and each director of the Company and its subsidiaries is eligible to participate in the Stock Plan. The Committee will select the individuals who will participate in the Stock Plan and members of the Committee are not restricted under the terms of the Stock Plan from participating in the Stock Plan while serving as members of the Committee. On the date of this Proxy Statement, there were fifteen directors of the Company, eight additional directors of the Company's subsidiaries, and approximately fifty-six employees eligible to participate in the Stock Plan. The Board of Directors, upon recommendation of the Committee, may grant nonstatutory stock options to any director and ISOs and nonstatutory stock options to any officer, key executive, administrative or other employee (including an employee who is a director of the Company). Options that are granted at different times need not contain similar provisions. In addition, the Board of Directors may, upon recommendation of the Committee, grant SARs to participants in the Stock Plan at the same time as such participants are awarded nonstatutory stock options under the Stock Plan.

         Stock Options. A stock option entitles the participant to purchase shares of Common Stock from the Company at the option price. The option exercise price will be fixed by the Committee at the time the option is granted, but the exercise price per share cannot be less than 100% of the fair market value of a share of Common Stock on the date of grant in the case of ISOs, and unless the Committee determines otherwise, the exercise price will be not less than 100% of the fair market value of a share of Common Stock on the date of grant in the case on nonstatutory stock options. The Committee may include in an option granted under the Stock Plan the right to surrender all or a portion of the option and receive in exchange therefor an amount of cash or Common Stock equal to the difference between the then fair market value of the shares of Common Stock issuable upon the exercise of the option or a portion thereof surrendered and the exercise price of the option or portion thereof surrendered. Except as may be provided in an option agreement, an option may be exercised in whole or in part at any time during its term, but no option may be exercised after the expiration of ten years from the date it is granted. No ISO may be exercised prior to the date one year, or after the date ten years, from the date the ISO is granted. The option price may be paid in cash, with shares of Common Stock, or with a combination of cash and Common Stock.

         Stock Appreciation Rights. The Board of Directors may, upon recommendation of the Committee, grant SARs to participants at the same time as such participants are awarded nonstatutory stock options under the Stock Plan. Each SAR shall relate to a specific nonstatutory stock option awarded under the Stock Plan. The Company shall have the sole discretion to grant up to one SAR for every 2.5 nonstatutory stock options awarded under the Stock Plan. SARs entitle the participant to receive the lesser of (i) the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR or (ii) the initial value of the SAR. The initial value of the SAR is the exercise price per share of Common Stock under the related nonstatutory stock option. The amount payable upon the exercise of a SAR shall be paid in cash. A participant may exercise a SAR only in conjunction with the exercise of the related nonstatutory stock option.

         No option or SAR may be granted under the Stock Plan after December 20, 2003. The Board of Directors may terminate the Stock Plan sooner without further action by the shareholders. The Board of Directors also may amend the Stock Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the Stock Plan or changes the class of individuals who may be selected to participate in the Stock Plan will become effective until it is approved by the shareholders.

         Federal Income Tax Consequences. The Company has been advised by counsel regarding the federal income tax consequences of the Stock Plan. No income is recognized by a participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the participant's exercise of the option. Income is recognized by a participant when the participant disposes of shares acquired under an ISO. The exercise of a nonstatutory stock option generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the underlying shares' fair market value and the option price.

         No income is recognized upon the grant of a SAR. The exercise of a SAR generally is a taxable event. The participant generally must recognize income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of a SAR.

         The Company will be entitled to claim a federal income tax deduction on account of the exercise of a nonstatutory stock option or SAR. The amount of the deduction is equal to the ordinary income recognized by the participant. The Company will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The Company may claim a federal income tax deduction on account of certain dispositions of Common Stock acquired upon the exercise of an ISO.

         Future awards that may be granted under the Stock Plan are not yet determinable, as such awards are subject to the discretion and approval of the Committee, as described above. The following table sets forth the awards of stock options granted under the Stock Plan. The amounts have been adjusted to give effect to the payment of stock dividends following the respective grants of stock options. As of December 31, 1995, there were 270,042 shares of Common Stock underlying options granted under the Stock Plan, with expiration dates ranging from December 20, 2003 to February 27, 2005. Such shares of Common Stock had a market value of approximately $3,510,546 based upon an assumed fair market value of $13.00 per share on that date. (There is currently no established or other active trading market for the Common Stock. The assumed fair market value on December 31, 1995 was determined by the Company's Board of Directors and represents its good faith best estimate of the market price of the Common Stock based on its knowledge at that time of recent trading in the Common Stock.)

                               Outstanding Awards
        Incentive Stock Option and Nonstatutory Stock Option Plan (1993)


                                                             Shares of Common Stock
                                                           Underlying Options Granted
                                                    ----------------------------------------
                                                                                                       Average Exercise
             Name and Position                         Statutory             Nonstatutory               Price Per Share
- ---------------------------------------------       ---------------       ------------------        ------------------------
William G. Stevens
  President and Chief
  Executive Officer........................             11,135                  28,940                       $ 9.07

All Current Executive
  Officers, as a group(*)..................             22,270                  28,940                        9.07

Nominees for Director:
  Patricia C. Edmonds......................               -0-                   5,787                         9.07
  Thomas C. Lynch, Jr......................               -0-                    -0-
  H. Edward Munnerlyn......................               -0-                   14,470                        9.07
  Joseph H. Patrick, Jr....................               -0-                   14,470                        9.07
  Donna W. Robinson........................             15,750                   -0-                         11.43
  George D. Rodgers........................               -0-                    -0-
  Thomas E. Skelton........................               -0-                    -0-
  Lex D. Walters...........................               -0-                   17,363                        9.07



                                       12


                                                             Shares of Common Stock
                                                           Underlying Options Granted
                                                    ----------------------------------------

                                                                                                        Average Exercise
             Name and Position                         Statutory             Nonstatutory               Price Per Share
- ---------------------------------------------       ---------------       ------------------        ------------------------
Other Holders of 5% or More of Options:
  David P. Allred..........................               -0-                   23,152                        9.07
  John S. Drummond.........................               -0-                   17,363                        9.07
  Wayne Q. Justesen, Jr....................               -0-                   14,470                        9.07
  George B. Park...........................               -0-                   23,152                        9.07
  Charles J. Rogers........................               -0-                   17,363                        9.07


All Non-Executive
  Officer Directors, as a
  group....................................               -0-                  170,574                        9.29

All Non-Executive
  Officer Employees, as
  a group..................................              21,970                  -0-                          9.07

- -------------------

(*) Includes only the Company's Chief Executive Officer and the Company's Chief Financial Officer.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF RATIFICATION OF ADOPTION OF THE AMENDMENT TO THE COMPANY'S INCENTIVE STOCK OPTION AND NONSTATUTORY STOCK OPTION PLAN (1993). THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE APPROVAL OF RATIFICATION OF ADOPTION OF THE AMENDMENT TO THE COMPANY'S INCENTIVE STOCK OPTION AND NONSTATUTORY STOCK OPTION PLAN (1993).



                                 PROPOSAL THREE

                     RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Tourville, Simpson & Henderson, Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year 1996, subject to shareholder ratification. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.

         A representative of Tourville, Simpson & Henderson is expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

                                 OTHER BUSINESS

         The Board of Directors of the Company knows of no other matter to come before the Annual Meeting. However, if any matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment.


                        PROPOSALS FOR 1997 ANNUAL MEETING

         Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company by December 31, 1996 for possible inclusion in the proxy material relating to such meeting.




                                  ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995, which is required to be filed with the Securities and Exchange Commission, will be made available to shareholders to whom this proxy statement is mailed, without charge, upon written request to Mr. James H. Stark, Chief Financial Officer, 109 Montague Avenue, Greenwood, South Carolina 29648.


                               By order of the Board of Directors,



                               William G. Stevens
                               President and Chief Executive Officer



                                Charles J. Rogers
                                Chairman of the Board
Greenwood, South Carolina
April 23, 1996

                          COMMUNITY CAPITAL CORPORATION
                            GREENWOOD, SOUTH CAROLINA

 -------------------------------------------------------------------------------
                           INCENTIVE STOCK OPTION AND
                         NONSTATUTORY STOCK OPTION PLAN
                (as Amended and Restated through April 15, 1996)
 -------------------------------------------------------------------------------


1.       Purpose and Scope

         The purpose of this Plan is to promote the interests of the Company and its shareholders by strengthening its ability to attract and retain key officers and directors by furnishing additional incentives whereby such present and future officers, key employees, and directors may be encouraged to acquire, or to increase their acquisition of, the Company's common stock, thus maintaining their personal and proprietary interest in the Company's continued success and progress. The Plan provides for the grant of Incentive Stock Options and the grant of Nonstatutory Stock Options and Stock Appreciation Rights in accordance with the terms and conditions set forth below.

2. Definitions

         Unless otherwise required by the context:

         2.01. "Board" shall mean the Board of Directors of the Company.

         2.02. "Committee" shall mean the Stock Option Plan Committee, which consists of members appointed by the Board.

         2.03. "Company" shall mean Community Capital Corporation, a South Carolina corporation, and any subsidiary corporation.

         2.04. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.05. "Incentive Stock Option" shall mean a right to purchase stock, granted pursuant to the Plan, which qualifies under Section 422 of the Code and the regulations thereunder.

         2.06. "Nonstatutory Stock Option" shall mean a right to purchase Stock granted pursuant to the Plan, which does not qualify under Section 422 of the Code and the regulations thereunder.

         2.07. "Options" shall mean either an Incentive Stock Option or Nonstatutory Stock Option.

         2.08. "Option Price" shall mean the purchase price for Stock under an Incentive Stock Option or Nonstatutory Stock Option, as determined in Section 6 below.

         2.09. "Participant" shall mean anyone to whom an Incentive Stock Option or Nonstatutory Stock Option is granted under the Plan.

         2.10. "Plan" shall mean the Community Capital Corporation Stock Option Plan.

         2.11. "Stock" shall mean the common stock of Community Capital Corporation.

         2.12. "Stock Appreciation Right" shall mean a right to receive cash, granted pursuant to Section 9 of the Plan.

3. Stock to be Optioned

         Subject to the provisions of Section 15 of the Plan, the maximum number of shares of Stock that may be optioned or sold under the Plan is 500,000 shares. Such shares may be treasury, or authorized, but unissued, shares of Stock of the Company. If any Incentive Stock Option or Nonstatutory Stock Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares not purchased shall again be available for purposes of the Plan.

4.       Administration

         The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall make recommendations to the Board with respect to participation in the Plan by employees and directors of the Company, and with respect to the extent of that participation. The interpretation and construction of any provision of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.

5.       Eligibility

         The Board, upon recommendation of the Committee, may grant Nonstatutory Stock Options to any security holder of the Company and Incentive Stock Options or Nonstatutory Stock Options to any officer, key executive, administrative or other employee (including an employee who is a director of the Company). Options may be awarded by the Board at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board, upon recommendation by the Committee shall determine. Options granted at different times need not contain similar provisions.

6. Option Price

         The purchase price for Stock under each Nonstatutory Stock Option shall be 100 percent of the fair market value of the Stock at the time the Option is granted, unless the Committee determines otherwise. The purchase price for stock under each Incentive Stock Option shall not be less than 100 percent of the fair market value of the Stock at the time the Incentive Stock Option is granted.

7.       Terms and Conditions of Options

         Options granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by a Stock Option Agreement in such form as the Board, upon recommendation of the Committee, shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

         7.01. Employment Agreement. The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company for a period of time (specified in the agreement) following the date the Option is granted. No such agreement shall impose upon the Company, however, any obligation to employ the Participant for any period of time.

         7.02. Noncompetition. The Board may, in its discretion, include in any Option granted under the Plan a condition that the Participant agree not to compete with the Company for a specific period of time and/or within a specific geographic area.

         7.03 Time and Method of Payment. The Option Price shall be paid in cash at the time an Option is exercised under the Plan and/or may be paid for by tendering of one or more shares of Stock. Upon a tender of Stock, the fair market value of the Stock at the time of tender shall be used to determine the value of the Stock as payment. The Committee shall have sole discretion to determine the fair market value of the shares of Stock taking into consideration such factors as the most recent appraisal of the Stock for purposes of the Company's Employee Stock Ownership Plan, the Company's year-to-date earnings, and recent trading prices of the Stock. Promptly after the exercise of an Option and the payment of the full Option Price either in Stock or cash, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such share of Stock. A Participant shall have none of the rights of a shareholder until shares are issued to him, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

         7.04. Surrender Rights. The Committee may include in an Option granted under the Plan the right to surrender all or a portion of the Option and receive in exchange therefor an amount of cash or Stock equal to the difference between the then fair market value of the shares of stock issuable upon the exercise of the Option or portion thereof surrendered and the exercise price of the Option or portion thereof surrendered. The fair market value of the Stock shall be determined in accordance with the provisions under Section 7.03 of the Plan.

         7.05. Number of Shares. Each Option shall state the total number of shares of Stock to which it pertains.

         7.06. Option Period and Limitations on Exercise of Options. The Board may, in its discretion, provide that an Option may not be exercised in whole or in part for any period or periods of time specified in the Option Agreement. Except as provided in the Option Agreement, an Option may be exercised in whole or in part at any time during its term. No Option may be exercised after the expiration of ten years from the date it is granted. No Option may be exercised for a fractional share of Stock.

8.       Provisions Applicable to Incentive Stock Options

         It is intended that Incentive Stock Options granted under the Plan shall constitute Incentive Stock Options within the meaning of Section 422 of the Code. The following provisions are applicable to any Incentive Stock Option granted under the Plan.

         8.01. Term of Incentive Stock Option. No Incentive Stock Option shall be exercisable prior to the date one year, or after the date ten years, from the date such Incentive Stock Option is granted.

         8.02. Ten Percent Shareholder. Notwithstanding any other provision herein contained, no Plan Participant may receive an Incentive Stock Option under the Plan if such Participant, at the time the award is granted, owns (as defined in Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company, unless the option price for such Incentive Stock Option is at least 110 percent of the fair market value of the Stock subject to such Incentive Stock Option on the date of the grant and such Incentive Stock Option is not exercisable after the date five years from the date such Incentive Stock Option is granted.

         8.03. Limitation on Amounts. The aggregate fair market value (determined with respect to each Incentive Stock Option as of the time such Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

         8.04. Grant of Incentive Stock Option. An Incentive Stock Option granted pursuant to the Plan must be granted within ten years from the date the Plan is adopted or the date the Plan is approved by Company shareholders, whichever is earlier.

9.       Stock Appreciation Rights

         The Board may, upon recommendation of the Committee, grant Stock Appreciation Rights to Participants at the same time as such Participants are awarded Nonstatutory Stock Options under the Plan. Such Stock Appreciation Rights shall be evidenced by a Nonstatutory Stock Option and Stock Appreciation Right Agreement in such form as the Board shall from time to time approve. Such Agreement shall comply with, and be subject to, the following terms and conditions:


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         9.01. Employment Agreement. The Board may, in its discretion, include in any Stock Appreciation Right granted under the Plan a condition that the Participant shall agree to remain in the employ of, and to render services to, the Company or any of its subsidiaries for a period of time (specified in the agreement) from the date the Stock Appreciation Rights are granted. No such agreement shall impose upon the Company, however, any obligations to employ the Participant for any period of time.

         9.02. Grant. Each Stock Appreciation Right shall relate to a specific Nonstatutory Stock Option under the Plan, and shall be awarded to a Participant concurrently with the grant of such Nonstatutory Stock Option. The Company shall have sole discretion to grant up to one (1) Stock Appreciation Right for every
2.5 Nonstatutory Stock Options granted under this Agreement.

         9.03. Manner of Exercise. A Participant shall exercise a Stock Appreciation Right by giving written notice of such exercise to the Company. The date upon which such written notice is received by the Company shall be the exercise date for the Stock Appreciation Right.

         9.04. Appreciation Available. Each Stock Appreciation Right shall entitle a Participant to the following amount of appreciation--the excess of the fair market value of a share of Stock on the exercise date over the Nonstatutory Stock Option Price per share of the related Nonstatutory Stock Option. The Committee shall have sole discretion to determine the fair market value of the shares of Stock taking into consideration such factors as the most recent appraisal of the Stock for purposes of the Company's Employee Stock Ownership Plan, the Company's year-to-date earnings, and recent trading prices of the Stock. The total appreciation available to a Participant from any exercise of Stock Appreciation Rights shall be equal to the

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

number of Stock Appreciation Rights being exercised, multiplied by the amount of appreciation per Right determined under the preceding sentences.

         9.05. Payment of Appreciation. The total appreciation available to a Participant from an exercise of Stock Appreciation Rights shall be paid to the Participant in cash. The amount thereof shall be the amount of appreciation determined under Paragraph 4 above.

         9.06. Limitations Upon Exercise of Stock Appreciation Rights. A Participant may exercise a Stock Appreciation Right for cash only in conjunction with the exercise of the Nonstatutory Stock Option to which the Stock Appreciation Right relates. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise Nonstatutory Stock Options under the Plan. Adjustment to the number of shares in the Plan and the price per share pursuant to Section 15 below shall also be made to any Stock Appreciation Rights held by each Participant. Any termination, amendment, or revision of the Plan pursuant to Section 15 below shall be deemed a termination, amendment, or revision of Stock Appreciation Rights to the same extent.

         9.07. Tax Deductibility of Stock Appreciation Rights. The Board may, in its discretion, include in any Stock Appreciation Right granted under the Plan a condition that if the Internal Revenue Code is amended such that, at the time the Participant elects to exercise his Stock Appreciation Right, the dollar value of the Stock Appreciation Right is not tax-deductible, then such Stock Appreciation Right will become null and void. The Board may further provide that such condition may be waived by the Committee at the time the Participant exercises the Stock Appreciation Right.

10.      Exercise of Options

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


         The Committee, in granting Options and Stock Appreciation Rights hereunder, shall have discretion to determine the terms upon which such Options and Stock Appreciation Rights shall be exercisable, subject to the applicable provisions of the Plan. If a Participant holding Incentive Stock Options is discharged for just cause at any time, the entire number of shares of Stock and Stock Appreciation Rights granted to a Participant shall be forfeited. For this purpose, "just cause" shall mean theft, fraud, embezzlement or willful misconduct causing significant property damage to the Company or personal injury to any employee of the Company. The Committee shall have sole discretion in determining "just cause" within the terms of this Section.

11.      Rights in Event of Death

         If a Participant dies while employed by the Company or any of its subsidiaries, or within three months after having retired with the consent of the Company or any of its subsidiaries, without having fully exercised his Options and Stock Appreciation Rights, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise such Options and Stock Appreciation Rights to the extent that such deceased Participant was entitled to exercise the Options and Stock Appreciation Rights on the date of his death; provided, however, that in no event shall the Options or Stock Appreciation Rights be exercisable more than ten years from the date they were granted.

12. No Obligations to Exercise Option or Stock Appreciation Rights The granting of an Option or Stock Appreciation Right shall impose no obligation upon the Participant to exercise such Option or Stock Appreciation Right.

13.      Nonassignability

         Options and Stock Appreciation Rights shall not be transferable other than by will or by the laws of descent and distribution, and during a Participant's lifetime shall be exercisable only by such Participant.


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


14.      Effect of Change in Stock Subject to the Plan

         The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, the price per share, and the number of related Stock Appreciation Rights shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of shares or any other capital adjustment, (2) the payment of a stock dividend, or
(3) other increase or decrease in such shares effected without receipt of consideration by the Company. If the Company shall be the surviving corporation in any merger or consolidation, any Option or Stock Appreciation Right shall pertain, apply, and relate to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled after the merger or consolidation. Upon dissolution or liquidation of the Company, or upon a merger or consolidation in which the Company is not the surviving corporation, all Options and Stock Appreciation Rights outstanding under the Plan shall terminate; provided, however, that each Participant (and each other person entitled under Section 11 to exercise an Option or Stock Appreciation Right) shall have the right, immediately prior to such dissolution or liquidation, or such merger or consolidation, to exercise such Participant's Options and Stock Appreciation Rights in whole or in part, but only to the extent that such Options and Stock Appreciation Rights are otherwise exercisable under the terms of the Plan.

15. Amendment and Termination

         Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option or Stock Appreciation Right previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of ten (10) years from the earlier of the date of the Plan's adoption by the Board or approval by the Company shareholders. Termination of the Plan shall not affect any Option previously granted.


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


         With respect to any shares of Stock to which Options have not been granted under the Plan, the Board, without further action on the part of the shareholders of the Company, may from time to time alter, amend, or suspend certain provisions of the Plan except that it may not, without the approval of the shareholders of the Company: (i) change the number of shares of Stock available for grant under the Plan, (ii) extend the duration of the Plan, (iii) increase the maximum term of Incentive Stock Options under the Plan, (iv) decrease the minimum option price of Incentive Stock Options, (v) change the class of employees eligible to be granted Incentive Stock Options under the Plan, or (vi) effect a change relating to Incentive Stock Options granted under the Plan which is inconsistent with Code Section 422 or the regulations thereunder.

16.      Agreement and Representation of Employees

         As a condition to the exercise of any portion of an Option, or of any Stock Appreciation Right, the Company may require the person exercising such Option or Stock Appreciation Right to represent and warrant at the time of such exercise that any shares of Stock acquired at exercise are being acquired only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

17. Reservation of Shares of Stock

         The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction any requisite authority necessary to issue and to sell, the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful


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

issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell Stock as to which the requisite authority has not been obtained.


18.      Withholding Taxes

         Whenever under the Plan shares are to be issued upon the exercise of Options or Rights thereunder, the Company shall have the right to require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, prior to the delivery of any Stock certificate or certificates for such shares. Whenever under the Plan payments are made in cash such payment shall be net of an amount sufficient to satisfy federal, state and local withholding tax requirements.

19. Effective Date of Plan

         The Plan shall be effective from the date that the Plan is approved by the Board. Pursuant to Code Section 422(b)(1), the adoption of the Plan shall be submitted for the approval of the shareholders of the Company within twelve
(12) months thereafter.

Date Originally Approved By Board of Directors:      December 20, 1993

Date Originally Approved by Company Shareholders:     May 16, 1994

Date Amended by Board of Directors to increase authorized shares: April 15, 1996

Date Amendment Approved by Company Shareholders:          May 20, 1996



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